AMENDMENT NO. 14
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of September 24, 2012, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to change the names of Invesco Structured Core Fund to Invesco U.S. Quantitative Core Fund, Invesco Van Kampen American Franchise Fund to Invesco American Franchise Fund, Invesco Van Kampen Equity and Income Fund to Invesco Equity and Income Fund, Invesco Van Kampen Growth and Income Fund to Invesco Growth and Income Fund, Invesco Van Kampen Pennsylvania Tax Free Income Fund to Invesco Pennsylvania Tax Free Income Fund and Invesco Van Kampen Small Cap Growth Fund to Invesco Small Cap Discovery Fund;
     NOW, THEREFORE, the parties agree that:
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco California Tax-Free Income Fund	February 12, 2010

Invesco Core Plus Bond Fund	June 2, 2009

Invesco Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco Floating Rate Fund	April 14, 2006

Invesco S&P 500 Index Fund	February 12, 2010

Invesco Global Real Estate Income Fund	March 12, 2007

Invesco U.S. Quantitative Core Fund	March 31, 2006

Invesco American Franchise Fund	February 12, 2010

Invesco Equity and Income Fund	February 12, 2010

Invesco Growth and Income Fund	February 12, 2010

Invesco Pennsylvania Tax Free Income Fund	February 12, 2010

Invesco Small Cap Discovery Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.
Invesco Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%
Invesco Floating Rate Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%
Invesco Global Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%
Invesco U.S. Quantitative Core Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%

Net Assets	Annual Rate
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%
Invesco California Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Next $250 million	0.445%
Next $250 million	0.42%
Next $250 million	0.395%
Over $1.25 billion	0.37%
Invesco Equally-Weighted S&P 500 Fund
Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%
Invesco Equity and Income Fund
Invesco Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%
Invesco American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco Pennsylvania Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.50%
Invesco Small Cap Discovery Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.
AIM COUNSELOR SERIES TRUST
(INVESCO COUNSELOR SERIES TRUST)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

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